SPECIAL MEETING OF SHAREHOLDERS OF COLOMBO BANK October 4, 2018 10:00 a.m. Please date, sign and mail your proxy card in the envelope provided as soon as possible. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AS DESCRIBED IN ITEM 1 BELOW. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. 2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof. 1. To approve and adopt the Agreement and Plan of Merger, or merger agreement, dated as of May 3, 2018, by and among FVCBancorp, Inc., FVCbank, and Colombo Bank which provides, among other things, for the merger of Colombo with and into FVCbank, and the conversion of each share of Colombo common stock immediately outstanding prior to the merger into a combination of FVCBankcorp, Inc. common stock and cash, or at the election of certain stockholders, all cash and the transactions in connection therewith; THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS This proxy is revocable and will be voted in accordance with specified directions. If no direction is given, this proxy may be voted “FOR” Item 1, and “FOR” Item 2. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. The undersigned acknowledges receipt from Colombo Bank before execution of this proxy, of a Notice of Special Meeting of Stockholders and a proxy statement for the Special Meeting. To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account . may not be submitted via this method. Note: Please sign exactly as your name or names appear on this proxy. If shares are held jointly, each holder may sign, but only one signature is required. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. Signature of Shareholder Date Signature of Shareholder Date

PLEASE DETACH PROXY CARD HERE REVOCABLE PROXY COLOMBO BANK SPECIAL MEETING OF SHAREHOLDERS Thursday, October 4, 2018 10:00 a.m. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Edward Gold and Gilbert F. Kennedy, III, and each of them, with full power of substitution, acting by a majority of those present and voting, or if only one is present and voting then that one, to act as proxies for the undersigned, and to vote all shares of common stock of Colombo Bank which the undersigned is entitled to vote, with all the powers the undersigned would possess if personally present, at the Special Meeting of Shareholders on Thursday, October 4, 2018, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. (Continued and to be signed on the reverse side) P R O X Y SEE REVERSE SIDE